UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2009 (June 17, 2009)
Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 Gibraltar Road, Horsham, PA	19044

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
          On June 17, 2009, the Board of Directors of Toll Brothers, Inc. (the “Company”) approved the execution of a Section 382 Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”). The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding to stockholders of record at the close of business on July 17, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one ten-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a Purchase Price of $100.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
          The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.
          Upon approval of the Rights Agreement by the Company’s stockholders, the Board of Directors of the Company intends to take action to redeem the Company’s pre-existing shareholder rights plan, which was adopted in 2007.
     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 4.95% or more of the outstanding shares of Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding on June 17, 2009, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner (and so long as such person continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock), of additional securities representing 1,000 or more shares of Common Stock, except (x) pursuant to equity compensation awards granted to such person by the Company or options or warrants outstanding and beneficially owned by such person as of June 17, 2009, or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a stock split, stock dividend or the like. In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, of additional securities representing 1,000 or more shares of Common Stock, except if such additional securities are acquired (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (y) as a result of a stock split, stock dividend or the like. In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding, and whose beneficial ownership would not, as determined by the Board of Directors of the Company in its sole discretion, jeopardize or endanger the availability of the Company of its NOLs, will be an “Exempted Person.” However, any such person will cease to be an Exempted Person if (x) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock or (y) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its NOLs. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock.

     The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on July 16, 2019, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if the Board of Directors of the Company determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (v) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that certain tax benefits may not be carried forward, or (vi) the first anniversary of adoption of the Rights Agreement if shareholder approval of the Rights Agreement has not been received by or on such date. At no time will the Rights have any voting power.
     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
     In the event that an Acquiring Person becomes the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (the “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.
     For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200.00 worth of Common Stock (or other consideration, as noted above) for $100.00. If the Common Stock at the time of exercise had a market value per share of $20.00, the holder of each valid Right would be entitled to purchase ten (10) shares of Common Stock for $100.00.
     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
     At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Common Stock per Right with a value equal to the spread between the value of the number of shares of Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, one share of Common Stock per Right (subject to adjustment).
     At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.
     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
     The Rights Agreement between the Company and the Rights Agent that specifies the terms of the Rights is included as Exhibit 4.1 on this Current Report on Form 8-K and is incorporated herein by reference. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 hereto.

Item 3.03. Material Modification to Rights of Security Holders
     Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved a Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Toll Brothers, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware and became effective on June 18, 2009. The Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d). Exhibits.

Exhibit
No.	Description

3.1*	Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Toll Brothers, Inc.

4.1*	Section 382 Rights Agreement, dated as of June 17, 2009, between Toll Brothers, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibits thereto the Form of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock, Form of Rights Certificate, and Summary of Rights to Purchase Series B Junior Participating Preferred Stock attached thereto as Exhibits A, B and C, respectively.

99.1*	Press release dated June 18, 2009.

*	Filed electronically herewith.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: June 19, 2009	By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Toll Brothers, Inc.

4.1	Section 382 Rights Agreement, dated as of June 17, 2009, between Toll Brothers, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibits thereto the Form of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock, Form of Rights Certificate, and Summary of Rights to Purchase Series B Junior Participating Preferred Stock attached thereto as Exhibits A, B and C, respectively.

99.1	Press release dated June 18, 2009.